Exhibit 99.1

The ONE Group Reports Third Quarter 2025 Financial Results

Grill portfolio optimization underway with six closures completed and up to nine additional conversions identified to enhance overall profitability

Fourth-quarter sales have improved and early holiday bookings point to continued momentum

Denver, CO – (BUSINESS WIRE) – November 6, 2025 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the third quarter ended September 28, 2025.

Highlights for the third quarter 2025 compared to the same quarter in 2024 are as follows:

●	Total GAAP revenues decreased 7.1% to $180.2 million from $194.0 million;
●	Consolidated comparable sales* decreased 5.9%;
●	GAAP net loss attributable to The ONE Group Hospitality, Inc. increased $67.4 million to $76.7 million from GAAP net loss of $9.3 million due to an increase in income tax expense of $64.0 million, primarily related to the establishment of a non-cash tax valuation allowance, and a non-cash loss on impairment of $3.4 million related to the Grill optimization strategy; and
●	Adjusted EBITDA** attributable to The ONE Group Hospitality, Inc. decreased to $10.6 million from $14.9 million.

“Our third-quarter performance was impacted by external factors that temporarily reduced traffic in certain markets among our target demographics. These challenges created revenue headwinds. Additionally, rising commodity costs outpaced our pricing adjustments, putting further pressure on profitability,” said Emanuel "Manny" Hilario, President and CEO of The ONE Group.

"We completed a comprehensive review of our Grill portfolio and made the strategic decision to close six underperforming locations—five in the second quarter and one in the third quarter. We plan to convert up to an additional nine Grill units to either Benihana or STK formats by the end of 2026. Our first RA Sushi to STK conversion opened in October in Scottsdale, Arizona. These conversions take approximately eight to twelve weeks with a payback period of approximately one year. Once all conversions are complete, we expect that our Grill portfolio will consist of all profitable units, enhancing overall portfolio quality and driving improved margin performance. We also expect to reduce capital expenditures across all brands in the coming year, which will strengthen our balance sheet and enhance financial flexibility,” continued Hilario.

“The Benihana integration continues to exceed our expectations and the new Benihana prototype is delivering strong results. During the second quarter, we opened our second franchised Benihana Express location, validating our asset-light growth strategy”, continued Hilario.

“Since the onset of the fourth quarter, sales trends have improved, and we are optimistic about the upcoming holiday season. We have enhanced operational strategies and improved execution capabilities to capitalize on what is traditionally our strongest time of year. Our teams are well-prepared to deliver exceptional guest experiences during this critical period, with robust advance bookings already secured. The strategic actions we have taken to optimize our portfolio, combined with the ongoing benefits from our Benihana integration, position us to navigate current market challenges while building long-term value for our shareholders from current levels," stated Emanuel "Manny" Hilario, President and CEO of The ONE Group.

Restaurant Development

The Company plans to open five to seven new venues in 2025.

We have opened the following restaurants to date in 2025:

●	Owned Benihana restaurant in San Mateo, California (March 2025)
●	Owned STK restaurant in Topanga, California (April 2025)
●	Owned STK restaurant in Los Angeles, California (May 2025 - relocation of our existing STK Westwood restaurant)
●	Franchised Benihana Express restaurant in Miami, Florida (June 2025)
●	Owned STK restaurant in Scottsdale, Arizona (October 2025 – conversion of a former RA Sushi restaurant)

There are currently two STK restaurants, one Benihana restaurant, and one Kona Grill restaurant under construction in the following cities:

●	Owned STK restaurant in Oak Brook, Illinois
●	Owned STK restaurant in Phoenix, Arizona
●	Owned Benihana restaurant in Seattle, Washington
●	Owned Kona Grill restaurant in San Antonio, Texas (relocation of an existing Kona Grill restaurant)

During the third quarter of 2025, we closed one RA Sushi restaurant upon its lease expiration and terminated a license agreement for one STK restaurant. During the fourth quarter of 2025, we closed one RA Sushi restaurant and converted it to an STK restaurant.

Liquidity and Share Repurchase Program

As of September 28, 2025, we held $16.3 million in cash and short-term credit card receivables and had $28.1 million available under our revolving credit facility. Under the current conditions, our credit facility does not have any financial covenants.

In March 2024, our Board of Directors authorized a $5 million share repurchase program. During the third quarter ended September 28, 2025, the Company purchased 0.1 million shares for aggregate consideration of $0.2 million.

Non-Cash Loss on Impairment of Long-Lived Assets and Non-Cash Valuation Allowance

During the third quarter of 2025, we recorded a non-cash loss on impairment of $3.4 million on our property and equipment, net and operating lease right of use assets, primarily related to restaurants with leases nearing expiration or that the Company has opted to not renew.

The Company’s income tax expense for the third quarter of $59.1 million is primarily attributable to the establishment of a non-cash valuation allowance against the Company’s deferred tax assets and liabilities.

Updated 2025 Targets

As of January 1, 2025, we began reporting financial information on a fiscal quarter basis using four 13-week quarters with the addition of a 53rd week when necessary. For 2025, our fiscal calendar began on January 1, 2025 and ends on December 28, 2025 and our third quarter had 91 days.

Financial Results and Other Select Data US$s in millions	2025 Guidance December 28, 2025
Total GAAP revenues	$820 to $825
Consolidated comparable sales	-3% to -2%
Managed, license and franchise fee revenues	$14 to $15
Total owned operating expenses as a percentage of owned restaurant net revenue	Approx. 83.5%
Consolidated total G&A, excluding stock-based compensation	Approx. $46
Consolidated Adjusted EBITDA(1)	$95 to $100
Consolidated restaurant pre-opening expenses	$5 to $6
Consolidated effective income tax rate, excluding the valuation allowance and the items subject to valuation allowance	1% to 4%
Consolidated total capital expenditures, net of allowances received by landlords	$45 to $50
Consolidated number of new system-wide venues	5-7 new venues

(1)  We have not reconciled guidance for Consolidated Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Nicole Thaung, Chief Financial Officer, will host a conference call and webcast today at 4:30 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 203-518-9708. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 11159955. The replay will be available until Tuesday, November 20, 2025.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events.”

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is an international restaurant company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group is recognized as one of “America’s Greatest Companies” (Newsweek, 2025), and Benihana is honored as one of ”America’s Best Brands for Value” (Forbes, 2025). The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
●	Benihana, an interactive dining destination with highly skilled chefs preparing food right in front of guests and served in an energetic atmosphere alongside fresh sushi and innovative cocktails. The Company franchises Benihanas in the U.S., Caribbean, Central America, and South America.
●	Samurai, an interactive dining experience located in sunny Miami, FL, provides a distinctive dining experience where skilled personal chefs masterfully perform the ancient art of teppanyaki right before your eyes.
●	Kona Grill, a polished casual, bar-centric grill concept with restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	Salt Water Social is your gateway to the seven seas, featuring an array of signature and unique fresh seafood items, complemented by the highest quality beef dishes and elegant, delicious cocktails.
●	Benihana Express, a small footprint casual concept showcasing the best of Benihana but without teppanyaki tables or bar.
●	RA Sushi, a Japanese cuisine concept that offers a fun-filled, bar-forward, upbeat, and vibrant dining atmosphere with restaurants in the U.S. anchored by creative sushi, inventive drinks, and outstanding service.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Non-GAAP Definitions

We have evolved our definition of non-GAAP financial measures starting in Q3 2024 and Q1 2025. We use certain non-GAAP measures in analyzing operating performance and believe that the presentation of these measures provides investors and analysts with information that is beneficial to gaining an understanding of the Company's financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP.

We exclude items management does not consider in the evaluation of its ongoing core operating performance from Adjusted EBITDA. Starting in Q3 2024, we no longer deduct pre-opening expenses from Adjusted EBITDA. Reconciliations of these non-GAAP measures are included under “Reconciliation of Non-GAAP Measures” in this press release.

*Comparable sales represent total U.S. food and beverage sales at owned and managed units, a non-GAAP financial measure, opened for at least a full 24-months. This measure includes total revenue from our owned and managed locations. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions and new restaurant openings. Refer to the reconciliation of GAAP revenue to total food and beverage sales at owned and managed units in this press release.

**We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, non-recurring gains and losses, stock-based compensation, transaction and exit costs, transition and integration expenses and lease termination and exit expenses. Starting in Q3 2024, pre-opening expenses are no longer deducted from Adjusted EBITDA. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net income (loss) to Adjusted EBITDA in this press release.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including with respect to the impact of the Benihana Inc. acquisition, restaurant openings and 2025 financial targets. Forward-looking statements may be identified by the use of words such as “target,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) our ability to integrate the new or acquired restaurants into our operations without disruptions to operations; (2) our ability to capture anticipated synergies; (3)

our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (4) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (5) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (6) changes in applicable laws or regulations; (7) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors, including economic downturns; (8) the impact of actual and potential changes in immigration policies, including potential labor shortages; (9) the potential impact of the imposition of tariffs, including increases in food prices and inflation and any resulting negative impacts on the macro-economic environment; and (10) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Seth Grugle

(646) 277-1272

seth.grugle@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except income per share and related share information)

	For the three periods ended September 28,	For the three months ended September 30,	For the nine periods ended September 28,	For the nine months ended September 30,
	2025	2024	2025	2024
Revenues:
Owned restaurant net revenue	$177,424	$190,587	$588,729	$441,116
Management, license, franchise and incentive fee revenue	2,776	3,388	9,979	10,348
Total revenues	180,200	193,975	598,708	451,464
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	37,412	39,880	123,722	94,471
Owned restaurant operating expenses	119,901	126,223	378,169	279,633
Total owned operating expenses	157,313	166,103	501,891	374,104
General and administrative (including stock-based compensation of $1,246 and $4,348 for the three and nine periods ended September 28, 2025, respectively, and $1,580 and $4,433 for the three and nine months ended September 30, 2024, respectively)	13,274	12,814	38,027	30,982
Depreciation and amortization	11,530	9,416	32,229	22,701
Loss on impairment of long-lived assets	3,386	—	3,386	—
Transition and integration expenses	2,607	6,274	10,275	10,068
Pre-opening expenses	698	2,118	3,958	7,548
Transaction and exit costs	13	850	143	8,728
Lease termination and exit (income) expenses	(278)	—	5,428	471
Other (income) expenses	(470)	46	(147)	78
Total costs and expenses	188,073	197,621	595,190	454,680
Operating (loss) income	(7,873)	(3,646)	3,518	(3,216)
Other expenses, net:
Interest expense, net of interest income	10,483	10,679	30,600	20,622
Loss on early debt extinguishment	—	—	—	4,149
Total other expenses, net	10,483	10,679	30,600	24,771
Loss before provision (benefit) for income taxes	(18,356)	(14,325)	(27,082)	(27,987)
Provision (benefit) for income taxes	59,141	(4,856)	60,125	(8,583)
Net loss	(77,497)	(9,469)	(87,207)	(19,404)
Less: net loss attributable to noncontrolling interest	(757)	(165)	(1,338)	(689)
Net loss attributable to The ONE Group Hospitality, Inc.	$(76,740)	$(9,304)	$(85,869)	$(18,715)
Series A Preferred Stock paid-in-kind dividend and accretion	(8,535)	(7,125)	(24,263)	(11,663)
Net loss available to common stockholders	$(85,275)	$(16,429)	$(110,132)	$(30,378)

Net loss per common share:
Basic	$(2.75)	$(0.53)	$(3.55)	$(0.97)
Diluted	$(2.75)	$(0.53)	$(3.55)	$(0.97)

Weighted average common shares outstanding:
Basic	30,966,736	31,008,275	30,982,081	31,256,946
Diluted	30,966,736	31,008,275	30,982,081	31,256,946

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three periods ended September 28,	For the three months ended September 30,	For the nine periods ended September 28,	For the nine months ended September 30,
	2025	2024	2025	2024
Revenues:
Owned restaurant net revenue	98.5%	98.3%	98.3%	97.7%
Management, license, franchise and incentive fee revenue	1.5%	1.7%	1.7%	2.3%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	21.1%	20.9%	21.0%	21.4%
Owned restaurant operating expenses (1)	67.6%	66.2%	64.2%	63.4%
Total owned operating expenses (1)	88.7%	87.2%	85.2%	84.8%
General and administrative (including stock-based compensation of 0.7% and 0.7% for the three and nine periods ended September 28, 2025, respectively, and 0.9% and 1.1% for the three and nine months ended September 30, 2024, respectively)	7.4%	6.6%	6.4%	6.9%
Depreciation and amortization	6.4%	4.9%	5.4%	5.0%
Loss on impairment of long-lived assets	1.9%	—%	0.6%	—%
Transition and integration expenses	1.4%	3.2%	1.7%	2.2%
Pre-opening expenses	0.4%	1.1%	0.7%	1.7%
Transaction and exit costs	—%	0.4%	—%	1.9%
Lease termination and exit (income) expenses	(0.2)%	—%	0.9%	0.1%
Other (income) expenses	(0.3)%	—%	—%	—%
Total costs and expenses	104.4%	101.9%	99.4%	100.7%
Operating (loss) income	(4.4)%	(1.9)%	0.6%	(0.7)%
Other expenses, net:
Interest expense, net of interest income	5.8%	5.5%	5.1%	4.6%
Loss on early debt extinguishment	—%	—%	—%	0.9%
Total other expenses, net	5.8%	5.5%	5.1%	5.5%
Loss before provision (benefit) for income taxes	(10.2)%	(7.4)%	(4.5)%	(6.2)%
Provision (benefit) for income taxes	32.8%	(2.5)%	10.0%	(1.9)%
Net loss	(43.0)%	(4.9)%	(14.6)%	(4.3)%
Less: net loss attributable to noncontrolling interest	(0.4)%	(0.1)%	(0.2)%	(0.2)%
Net loss attributable to The ONE Group Hospitality, Inc.	(42.6)%	(4.8)%	(14.3)%	(4.1)%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share information)

	September 28,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$5,548	$27,576
Credit card receivable	10,754	10,477
Restricted cash and cash equivalents	499	499
Accounts receivable	9,921	12,294
Inventory	8,588	11,318
Other current assets	11,198	6,786
Due from related parties	—	376
Total current assets	46,508	69,326

Property and equipment, net	284,862	276,120
Operating lease right-of-use assets	247,951	260,331
Goodwill	155,783	155,783
Intangibles, net	133,246	133,111
Deferred tax assets, net	—	54,282
Other assets	8,923	9,030
Security deposits	2,261	2,097
Total assets	$879,534	$960,080

LIABILITIES, SERIES A PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,093	$30,883
Accrued payroll expenses	21,598	23,897
Accrued expenses	46,456	48,339
Current portion of operating lease liabilities	12,965	15,294
Deferred gift card revenue and other	3,898	6,540
Current portion of long-term debt	9,307	6,125
Other current liabilities	1,035	313
Total current liabilities	132,352	131,391

Long-term debt, net of current portion, unamortized discount and debt issuance costs	334,041	328,110
Operating lease liabilities, net of current portion	285,906	293,490
Deferred tax liabilities, net	5,446	—
Other long-term liabilities	4,896	5,758
Total liabilities	762,641	758,749

Commitments and contingencies

Series A preferred stock, $0.0001 par value, 160,000 shares authorized; 160,000 issued and outstanding at September 28, 2025 and December 31, 2024	182,348	158,085

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 34,422,167 issued and 31,093,185 outstanding at September 28, 2025 and 33,994,140 issued and 31,037,843 outstanding at December 31, 2024	3	3
Preferred stock, other than Series A preferred stock, $0.0001 par value, 9,840,000 shares authorized; no shares issued and outstanding at September 28, 2025 and December 31, 2024	—	—
Treasury stock, at cost, 3,402,881 shares at September 28, 2025 and 3,019,654 shares at December 31, 2024	(19,308)	(18,202)
Additional paid-in capital	47,609	67,118
Accumulated deficit	(86,844)	—
Accumulated other comprehensive loss	(2,932)	(3,028)
Total stockholders’ equity	(61,472)	45,891
Noncontrolling interests	(3,983)	(2,645)
Total equity	(65,455)	43,246
Total liabilities, Series A preferred stock and equity	$879,534	$960,080

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA, Restaurant Operating Profit and Restaurant EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three periods ended September 28,	For the three months ended September 30,	For the nine periods ended September 28,	For the nine months ended September 30,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$177,424	$190,587	$588,729	$441,116
Management, license and incentive fee revenue	2,776	3,388	9,979	10,348
GAAP revenues	$180,200	$193,975	$598,708	$451,464

Food and beverage sales from managed units (1)	29,953	32,282	94,936	92,476

Total food and beverage sales at owned and managed units	$207,377	$222,869	$683,665	$533,592

(1)	Components of total food and beverage sales at owned and managed units

The following table presents the elements of the quarterly and annual Same Store Sales measure for 2024 and 2025:

	2024 vs. 2023					2025 vs. 2024
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3
US STK Owned Restaurants	(6.0)%	(11.9)%	(11.4)%	(5.0)%	(8.3)%	(2.3)%	(4.9)%	(6.2)%
US STK Managed Restaurants	(8.6)%	(7.4)%	(10.3)%	(12.2)%	(9.5)%	(12.7)%	(9.5)%	(4.7)%
US STK Total Restaurants	(6.8)%	(10.6)%	(11.1)%	(6.9)%	(8.7)%	(3.6)%	(6.0)%	(5.8)%
Benihana Owned Restaurants	—%	(1.0)%	(4.2)%	(0.2)%	(1.8)%	0.7%	0.4%	(4.0)%
Grill Concepts Owned Restaurants	(9.7)%	(13.0)%	(17.0)%	(11.7)%	(13.2)%	(13.7)%	(14.6)%	(11.8)%
Combined Same Store Sales	(7.9)%	(7.0)%	(8.8)%	(4.3)%	(6.8)%	(3.2)%	(4.1)%	(5.9)%

Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, non-recurring gains and losses, stock-based compensation, certain transactional and exit costs, transition and integration expenses and lease termination and exit expenses. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three periods ended September 28,	For the three months ended September 30,	For the nine periods ended September 28,	For the nine months ended September 30,
	2025	2024	2025	2024
Net loss attributable to The ONE Group Hospitality, Inc.	$(76,740)	$(9,304)	$(85,869)	$(18,715)
Net loss attributable to noncontrolling interest	(757)	(165)	(1,338)	(689)
Net loss	(77,497)	(9,469)	(87,207)	(19,404)
Interest expense, net	10,483	10,679	30,600	20,622
Provision (benefit) for income taxes	59,141	(4,856)	60,125	(8,583)
Depreciation and amortization	11,530	9,416	32,229	22,701
EBITDA	3,657	5,770	35,747	15,336
Stock-based compensation	1,246	1,580	4,348	4,433
Loss on impairment of long-lived assets	3,386	—	3,386	—
Transaction and exit costs	13	850	143	8,728
Transition and integration expenses	2,607	6,274	10,275	10,068
Lease termination and exit (income) expense (1)	(278)	—	5,428	471
Non-cash rent expense (income) (2)	243	283	(614)	196
Loss on early debt extinguishment	—	—	—	4,149
Other (income) expenses (3)	(470)	46	(147)	78
Adjusted EBITDA	10,404	14,803	58,566	43,459
Adjusted EBITDA attributable to noncontrolling interest	(155)	(54)	(551)	(387)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$10,559	$14,857	$59,117	$43,846

(1)	Lease termination and exit (income) expenses are costs associated with closed locations.
(2)	Non-cash rent expense (income) is included in owned restaurant operating expenses, pre-opening expenses and general and administrative expense on the condensed consolidated statements of operations and comprehensive income.
(3)	Other (income) expenses in the three months eneded September 28, 2025 are related to a gain on a legal settlement.

Restaurant Operating Profit and Restaurant EBITDA. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. We define Restaurant EBITDA as Restaurant Operating Profit minus non-cash rent.

We believe Restaurant Operating Profit and Restaurant EBITDA are an important component of financial results because: (i) they are widely used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant Operating Profit and Restaurant EBITDA as key metrics to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating income to Restaurant Operating Profit for the periods indicated (in thousands):

	For the three periods ended September 28,	For the three months ended September 30,	For the nine periods ended September 28,	For the nine months ended September 30,
	2025	2024	2025	2024
Operating (loss) income as reported	$(7,873)	$(3,646)	$3,518	$(3,216)
Management, license and incentive fee revenue	(2,776)	(3,388)	(9,979)	(10,348)
General and administrative	13,274	12,814	38,027	30,982
Depreciation and amortization	11,530	9,416	32,229	22,701
Loss on impairment of long-lived assets	3,386	—	3,386	—
Transition and integration expenses	2,607	6,274	10,275	10,068
Pre-opening expenses	698	2,118	3,958	7,548
Transaction and exit costs	13	850	143	8,728
Lease termination and exit (income) expenses	(278)	—	5,428	471
Other (income) expenses	(470)	46	(147)	78
Restaurant Operating Profit	$20,111	$24,484	$86,838	$67,012
Restaurant Operating Profit as a percentage of owned restaurant net revenue	11.3%	12.8%	14.8%	15.2%
Non-Cash Rent	238	335	(614)	299
Restaurant EBITDA	$20,349	$24,819	$86,224	$67,311
Restaurant EBITDA as a percentage of owned restaurant net revenue	11.5%	13.0%	14.6%	15.3%

Restaurant Operating Profit by brand is as follows (in thousands):

	For the three periods ended September 28,	For the three months ended September 30,	For the nine periods ended September 28,	For the nine months ended September 30,
	2025	2024	2025	2024
STK restaurant operating profit (Company owned)	$5,879	$6,547	$24,271	$26,769
STK restaurant operating profit (Company owned) as a percentage of STK revenue (Company owned)	12.8%	14.6%	16.0%	18.4%
Benihana restaurant operating profit (Company owned)	$13,928	$17,110	$57,586	$33,275
Benihana restaurant operating profit (Company owned) as a percentage of Benihana revenue (Company owned)	13.9%	16.5%	17.4%	18.3%
Core Grill Concepts restaurant operating profit	$131	$1,416	$5,227	$7,964
Core Grill Concepts restaurant operating profit as a percentage of Grill Concepts revenue	0.4%	3.9%	5.2%	8.0%
Non-core Grill Concepts restaurant operating profit	$(12)	$(783)	$(489)	$(1,291)

Restaurant EBITDA by brand is as follows (in thousands):

	For the three periods ended September 28,	For the three months ended September 30,	For the nine periods ended September 28,	For the nine months ended September 30,
	2025	2024	2025	2024
STK restaurant EBITDA (Company owned)	$5,790	$6,250	$23,633	$25,892
STK restaurant EBITDA (Company owned) as a percentage of STK revenue (Company owned)	12.6%	14.0%	15.5%	17.8%
Benihana restaurant EBITDA (Company owned)	$14,364	$17,679	$58,843	$34,207
Benihana restaurant EBITDA (Company owned) as a percentage of Benihana revenue (Company owned)	14.4%	17.0%	17.8%	18.8%
Core Grill Concepts restaurant EBITDA	$22	$1,479	$4,146	$8,225
Core Grill Concepts restaurant EBITDA as a percentage of Grill Concepts revenue	0.1%	4.0%	4.1%	8.2%
Non-core Grill Concepts restaurant EBITDA	$(12)	$(783)	$(641)	$(1,308)